Exhibit 10.1

CONTRAT DE TRAVAIL A DUREE INDETERMINEE – ANNULE ET REMPLACE LES PRECEDENTS CONTRATS	AMENDED AND RESTATED EMPLOYMENT CONTRACT FOR AN UNLIMITED TERM

ENTRE

MSC.Software, Société à responsabilité limitée (SARL), au capital de 1.412.952,00 euros, immatriculée au Registre du Commerce et des Sociétés d’Evry sous le numéro B 385 111 802, dont le siège social est situé sis Technopolis - Immeuble GAMMA, 3, avenue du Canada, Les Ulis, 91978 COURTABOEUF Cedex, représentée par Monsieur John A. MONGELLUZZO, en sa qualité de Membre du Conseil de Gérance, dûment habilité,

Ci-après désignée la « Société »,

D’une part,

ET

M. Amir Mobayen, de nationalité américaine, domicilié au 95 rue de Rambouillet - 78460 CHEVREUSE,

Ci-après dénommé le « Salarié »,

D’autre part.

IL A ETE CONVENU ET ARRETE CE QUI SUIT :

Préambule

Le présent Contrat de travail a pour objet de fixer les droits et obligations des parties.

Ce contrat s’inscrit dans un souci de prendre en compte les besoins d’adaptation permanente de la Société tout en recherchant un équilibre avec les aspirations de M. Mobayen, et ce dans le prolongement des précédents engagements conclus entre les parties.

Article 1. – Engagement

La Société engage aux termes du présent contrat de travail le Salarié en qualité de Executive Vice

BETWEEN

MSC.Software, Société à responsabilité limitée (limited liability company) with a share capital of Euros 1,412,952.00, enrolled with the Registry of Trade and Companies of Evry under number B 385 111 802, having its registered office at Technopolis - Immeuble GAMMA, 3 avenue du Canada, Les Ulis, 91978 COURTABOEUF Cedex, represented by Mr. John A. MONGELLUZZO, in his capacity of Member of Management Council, duly entitled for the purposes hereof,

Hereinafter referred to as the “Company”,

On the one hand,

AND

Mr. Amir Mobayen, of American nationality, residing 95, rue de Rambouillet - 78460 CHEVREUSE,

Hereinafter referred to as the « Employee »,

On the other hand.

IT HAS BEEN AGREED AND DECIDED AS FOLLOWS :

Whereas

The purpose of this employment agreement is to set forth the parties’ respective rights and obligations.

The present Contract is made out of concern to take account of the Company’s constant need to adapt itself, to find a balance with Mr. Mobayen’s aspirations, and also in the respect of the continuation of their previous agreements.

Clause 1. - Engagement

Under the terms of this employment contract, the

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Président - Worldwide Sales and Services, statut cadre dirigeant, qui l’accepte.

Le présent contrat de travail (ci-après le « Contrat ») est soumis aux dispositions de la Convention Collective Nationale des Bureaux d’Etudes techniques, Cabinets d’Ingénieurs Conseils et Sociétés de Conseil (ci-après désignée la « Convention Collective applicable »).

Article 2. – Fonctions et attributions

2.1 Le Salarié, en sa qualité de Executive Vice Président - Worldwide Sales and Services, sera notamment responsable en France et à l’étranger des Opérations de Ventes et de Services (à savoir les zones Europe, Moyen Orient, Afrique, Amériques et Asie-Pacifique).

Le Salarié exercera ses fonctions sous l’autorité directe de toute personne dûment désignée par MSC.Software Corporation (ci-après « MSC »).

Le Salarié sera également en charge de toute autre tâche que la Société déciderait de lui confier dans le cadre de l’exécution de ses fonctions et conformément aux stipulations du présent contrat.

Les fonctions ainsi confiées sont, par nature, évolutives et peuvent nécessiter des adaptations. Le cas échéant, le Salarié s’engage à accomplir toute formation rendue nécessaire par ces évolutions, et que lui demanderait la Société.

2.2 Le Salarié exercera ses fonctions au sein de l’établissement de la Société situé sis Les Ulis - Courtaboeuf (91).

Toutefois, compte tenu des fonctions et du niveau de responsabilités du Salarié et des nécessités de la Société, le Salarié accepte dès à présent le fait qu’il pourrait être amené à changer de lieu de travail sur l’ensemble du secteur géographique où la Société exercera son activité et ce, dans un rayon de 100 km autour de Paris.

En outre, compte tenu de la nature de ses fonctions, le Salarié s’engage à voyager vers toutes destinations en France ou à l’étranger, et aussi souvent que cela sera nécessaire, pour le bon accomplissement de ses fonctions et la

Company hires the Employee as Executive Vice President - Worldwide Sales and Services, “cadre dirigeant” status (i.e. Executive Manager status), who accepts.

This agreement (hereinafter the “Agreement”) shall be governed by the provisions of the National Collective Bargaining Agreement applicable to Engineering Offices and Consulting Companies, i.e. Convention collective nationale des Bureaux d’Etudes techniques, Cabinets d’Ingénieurs Conseils et Sociétés de Conseil (Hereinafter referred to as the “applicable Collective Bargaining Agreement”) .

Clause 2. - Duties and competences

2.1 The Employee, in his capacity of Executive Vice President - Worldwide Sales and Services, shall be, in particular, responsible for managing Worldwide Sales and Services for all regions worldwide (i.e. Europe, Middle East, Africa, Americas and Asia Pacific).

The Employee shall carry out his functions under any person duly appointed by MSC.Software Corporation (hereinafter “MSC”).

The Employee shall also be responsible for any other task that the Company may decide to entrust to him in the exercise of his duties and in accordance with the provisions of the present agreement.

The functions entrusted are, by nature, evolutionary and can require adaptations. If necessary, the Employee is engaged to achieve any formation made necessary by these evolutions, and which the Company would ask him.

2.2 The Employee’s place of work is the offices of the Company located in Les Ulis- Courtaboeuf (91).

However, due to the nature of the duties, the Employee’s level of responsibility and the requirements of the Company, the Employee hereby accepts that it may be necessary to change his place of work to any other place where the Company carries on or will carry on its activity in an area of 100 km around Paris.

In addition, due to the nature of his duties, the Employee undertakes to travel to any destination in France or abroad as often as is necessary for the purposes of carrying out his duties and the effective execution of his assignments.

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conduite de ses missions.

Le Salarié accepte de se déplacer une semaine par mois au siège social de MSC, situé actuellement à Santa Ana en Californie (USA), sauf décision contraire du Chief Executive Officer de MSC.

2.3 Le Salarié accepte l’emploi qui lui est confié aux termes du présent Contrat et, pendant la durée du présent Contrat, fera toute diligence et utilisera son expérience ainsi que ses connaissances professionnelles et techniques, pour agir au mieux des intérêts de la Société.

2.4 Le Salarié se tiendra exclusivement à la disposition de la Société.

L’exercice de toute autre activité similaire ou non, rémunérée ou non, sera soumis à l’accord préalable de la Société.

Article 3. – Durée et rupture du contrat

3.1 Le présent Contrat annule et remplace tous les contrats précédents et avenants y attachés. Plus particulièrement, le présent Contrat annule et remplace le précédent contrat de travail conclu entre le Salarié et la Société lequel était entré en vigueur le 1er octobre 2006.

II prendra effet le 1er juin 2008 avec reprise de l’ancienneté du Salarié depuis le 1er octobre 2001.

3.2 Le présent Contrat, pourra prendre fin à l’initiative de chacune des parties au terme d’un préavis de 6 mois, sauf licenciement pour faute grave ou lourde ou situation dans laquelle le préavis n’est pas dû.

Article 4. – Rémunération

En contrepartie de l’accomplissement de ses fonctions, le salarié percevra une rémunération fixe annuelle forfaitaire brute de 296.000,00 € (deux cent quatre vingt seize mille euros) avant déduction des charges et contributions sociales calculées et payées en Euro en accord avec la politique de rémunération de MSC.Software Corporation.

4.1 Plan de Commissionnement des Cadres exécutifs de MSC

The Employee agrees to spend one week a month at MSC headquarters, currently in Santa Ana, California (USA), unless otherwise directed by the Chief Executive Officer of MSC.

2.3 The Employee accepts the position, to which he has been appointed under the terms of this Contract and, for the term of this Contract, will take any measures and will use his experience as well as his professional and technical knowledge to act in the best interest of the Company.

2.4 The Employee will make himself exclusively available to the Company.

Any other similar or not similar activity, paid or unpaid, will be subject to the prior consent of the Company.

Clause 3. - Term of the contract

3.1 This Contract supersedes and replaces any other previous employment agreements or amendments hereto. In particular, the present employment agreement supersedes and replaces the previous employment agreement entered into and between the Company and the Employee which was effective as of October 1, 2006.

This Contract will take effect on June 1st, 2008 with resumption of the Employee’s length of service since October 1st, 2001.

3.2 This Contract may be terminated by either party upon giving the other party 6 months’ prior notice, except in case of dismissal for serious or gross misconduct or where no prior notice is required.

Clause 4. – Remuneration

The Employee shall receive an annual gross base salary of € 296,000.00 (two hundred and ninety six thousands Euros), before deduction of employee payroll taxes, which would be calculated and payable in Euro in accordance with the MSC.Software Corporation payroll policies.

4.1 Executive Bonus Plan

The employee will be eligible for an annual bonus (“Bonus”) under and subject to the terms and conditions of the MSC Executive Bonus Plan

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Le salarié pourra être éligible au versement d’une prime annuelle (“Bonus”) conformément aux termes et conditions du Plan de Commissionnement des Cadres exécutifs de MSC (“Executive Bonus Plan”) et reconnaît que le titre et les termes de l’Executive Bonus Plan pourront être modifiés à la discrétion de la Société.

Cette prime pourra atteindre 70% (soixante dix pour cent) du salaire annuel brut du Salarié à objectifs atteints

Article 5. - Frais de Déplacement et de Mission

Les frais engagés dans l’intérêt de la Société et dans des proportions raisonnables, dès lors qu’ils auront été préalablement autorisés, seront remboursés sur justificatifs conformément à la politique des frais de déplacement et de missions en vigueur dans la Société.

Pour les besoins de sa mission, la Société mettra à la disposition du Salarié un véhicule de fonction conformément à la politique relative au Véhicule de Fonction en vigueur dans la Société.

Le Salarié sera autorisé à utiliser ce véhicule à des fins personnelles.

En vertu de la législation française, cette utilisation privée constitue un avantage en nature dont il sera tenu compte tant sur le plan fiscal que pour le calcul des cotisations sociales.

Article 6. – Protection sociale

Le Salarié sera affilié aux régimes de sécurité sociale obligatoires et sera redevable des cotisations salariales y afférentes.

Pour l’information du Salarié, les régimes de retraites sont actuellement gérés par :

• Régime de retraite complémentaire : C.I.R.I.C.A. 226, bd Voltaire 75011 Paris ;

• Régime de retraite : I.P.R.I.S, 2, avenue du 8 Mai 1945 95202, Sarcelles.

Le Salarié bénéficiera par ailleurs d’un régime d’assurance complémentaire maladie, décès et invalidité conforme à celui dont bénéficient actuellement les autres salariés de la Société appartenant à la même catégorie professionnelle que ce dernier, lequel pourra être modifié selon les circonstances. Le Salarié sera redevable des

(“Executive Bonus Plan”), and acknowledges that the title and terms of such Executive Bonus Plan may be established and modified from time to time.

The Bonus shall amount to seventy percent (70%) of the Employee’s annual gross base salary if objectives are reached.

Clause 5. - Travel and Assignment Costs

The reasonable costs incurred in the interest of the Company, which have been authorized in advance, will be reimbursed upon the production of receipts in compliance with the travel and assignment costs policy in force in the Company.

For the needs of his mission, the Company will provide the Employee with a company car in alignment with the Company Car Policy of the Company.

The Employee will be authorized to use the company car for private use.

According to French law the private use is taxable as remuneration in kind, which shall be taken into consideration for a tax and social security standpoint.

Clause 6. – Social security

The Employee will contribute to all the mandatory social coverage schemes and shall be liable for his shares of such contributions.

For the Employee’s information, the entities in charge of managing the pension scheme are:

• Additional pension scheme: C.I.R.I.C.A. 226, blvd Voltaire 75011 Paris;

• Pension scheme: I.P.R.I.S 2, avenue du 8 Mai 1945 95202 Sarcelles.

The Employee shall also benefit from complementary health, death and disability insurance schemes consistent with the plans currently provided to other similarly situated employees of the Company, as may change from time to time. The Employee shall be liable for his shares of contributions attached to these schemes.

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cotisations salariales y afférentes.

Article 7. – Durée du travail – Congés payés

Compte tenu de son statut de Cadre Dirigeant, le Salarié n’est pas soumis à l’accord relatif à la semaine de 35 heures applicable dans l’entreprise. Le Salarié bénéficiera des congés payés et avantages sociaux selon les dispositions du Code du Travail et de la Convention Collective applicable. Il bénéficiera ainsi de 25 jours ouvrés de congés payés annuels.

Article 8. – Propriété Intellectuelle

8.1 Le Salarié s’engage, par les présentes, à faire part immédiatement à la Société des créations de l’esprit, créations, analyses, études, programmes, sous-programmes, techniques, en ce compris les techniques financières, procédés, méthodes et procédures (ci-après collectivement les « Créations »), les recherches, améliorations ou inventions (brevetables ou non) (ci-après les « Inventions ») de quelque nature que ce soit, qu’il serait amené à créer ou à inventer, et s’engage également à communiquer à la Société l’ensemble des informations utiles relatives à ces Créations et Inventions.

8.1.1 Les Créations

L’ensemble des droits patrimoniaux, en ce compris l’ensemble des droits stipulés dans le Code de la propriété intellectuelle français, sur l’ensemble des Créations que le Salarié pourrait être amené à créer dans l’exercice de ses fonctions au titre du présent Contrat, quelle que soit la nature de l’œuvre concernée, seront transférés à titre gratuit à la Société au fur et à mesure de leur création, sur une base exclusive et internationale, et ce pendant toute la durée de validité des droits de propriété intellectuelle sur ces Créations, pour l’ensemble des modes d’exploitation présents ou futurs et sur tout support connu ou inconnu. Nonobstant ce qui précède, conformément à l’article L. 113-9 du Code de la propriété intellectuelle français, l’ensemble des droits patrimoniaux sur les logiciels ou leur documentation que le Salarié pourrait être amené à créer dans l’exercice de ses fonctions ou d’après les instructions de la Société sont dévolus à la Société qui est seule habilitée à les exercer sans être tenue de verser une rémunération supplémentaire au Salarié.

8.1.2 Les Inventions

Clause 7. - Working time - Paid holidays

Given the level of responsibility and status, the Employee shall not be subject to the 35-hour working time agreement applicable within the Company. However the employee will be subject to the application of the Labor code and of the applicable collective bargaining agreement. He will be entitled to 25 days throughout of annual paid-leaves.

Clause 8. – Intellectual Property

8.1 The Employee hereby agrees to immediately notify the Company of any works of the mind, creations, analyses, studies, programs, sub-programs, techniques, including any financial techniques, processes, methods, procedures (collectively the “Creations”), research, improvements or inventions (whether patentable or not) (the “Inventions”) of any kind that it may create or invent, and to provide all useful information concerning these Creations and Inventions to the Company.

8.1.1 The Creations

All of the economic rights, including all of the rights referred to in the French Intellectual Property Code, in and to all such Creations as the Employee may create during the performance of this Agreement, regardless of the type of work concerned, shall be transferred free of charge to the Company gradually as and when they are created, on an exclusive and worldwide basis, and for the entire validity period of the intellectual property rights therein, for all modes of exploitation existing now or in the future and upon any material support known or unknown. Notwithstanding the foregoing, in accordance with Article L. 113-9 of the French Intellectual Property Code, all of the economic rights in and to any software or its documentation that the Employee may create during the performance of his duties or based on the Company’s instructions shall be vested to the Company, which shall be solely authorized to exercise them without any extra remuneration being due to the Employee.

8.1.2 The Inventions

In accordance with article L.611-7 of the French

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Conformément aux dispositions de l’article L.611-7 du Code de la propriété intellectuelle, les Inventions réalisées par le Salarié, dans l’exercice de ses fonctions comportant une mission inventive, ou dans le cadre d’études ou de recherches qui lui seraient explicitement confiées (« Inventions de Mission »), appartiendront automatiquement et de plein droit à la Société. A ce titre, le Salarié inventeur, dont le rôle a été prédominant dans la conception et/ou la réalisation de l’Invention de Mission, percevra une rémunération supplémentaire à définir entre les parties conformément aux dispositions de la convention collective applicable.

Toutes les Inventions qui ne sont pas qualifiées d’Inventions de Mission appartiennent aux Salariés. Toutefois si ces Inventions ont été conçues ou développées par le Salarié soit dans le cours de l’exécution de ses fonctions, soit dans le domaine d’activité de la Société, soit par la connaissance ou l’utilisation des techniques et des moyens spécifiques de la Société (les « Inventions Hors Mission »), la Société a le droit, sans refus possible de la part du Salarié, de se faire attribuer la propriété de ces Inventions Hors Mission. Conformément à l’article R.611-7 du Code de la propriété intellectuelle, la Société dispose d’un délai de quatre 4 mois, à compter de la date de réception par la Société de la déclaration d’Invention pour revendiquer le droit d’attribution de l’Invention Hors Mission ou renoncer à ce droit. A ce titre, le Salarié inventeur percevra un juste prix à définir entre les parties conformément aux dispositions de la convention collective applicable.

8.2 Le Salarié déclare qu’à sa connaissance, il n’a, à la date de signature du présent Contrat, aucune obligation vis-à-vis des ses précédents employeurs ni d’autres tiers concernant des demandes de brevets ou des cessions d’inventions ou d’informations couvrant des suggestions d’améliorations techniques.

Article 9. - Non sollicitation

Le Salarié s’engage, au cours des 12 mois suivants la rupture du présent Contrat, pour quelque raison que ce soit, à ne pas, directement ou indirectement, en quelque qualité que ce soit :

- débaucher de la Société ou tenter de débaucher de la Société ou employer ou engager ou tenter d’employer ou d’engager, tout membre du personnel de la Société à son profit ou à celui de quiconque ;

Intellectual Property Code, the Inventions made during the performance of the Employee’s employment contract or any studies or research entrusted to it by the Company (“Inventions de Mission”) shall belong automatically and by the law itself to the Company. In this respect, the Employee who played a key role in designing and/or developing the invention will receive an additional remuneration to be determined by the Parties according to the provisions of the applicable collective bargaining agreement.

Any inventions that are not qualified as “Inventions de Mission” belong to the Employee. Nevertheless the Inventions that may be made in the Company’s business sector during the performance of the Employee’s duties or as a result of the use or knowledge of any resources, material techniques or information specific to the Company or provided by the Company (“Inventions Hors Mission”) may be allocated to the Company, without possibility for the Employee to object. According to article R.611-7 of the French Intellectual Property Code, the Company may claim allocation of the Invention within a 4-month period starting from the day when the Company received the notice of invention. The Inventor will receive a fair compensation to be determined by the Parties according to the provisions of the applicable collective bargaining agreement.

8.2 The Employee declares that, as far as he is aware, he has no obligation on the date of signature of this Contract with regard to its previous employers or other third parties in relation to patent requests or the assignment of inventions or information covering suggestions for technical improvements.

Clause 9. - Non-solicitation

The Employee undertakes, during 12 months following the dismissal of the Employment Agreement on whatever grounds, directly or indirectly:

- not to discharge Company or to try to discharge Company or to employ or engage or try employing or hiring, any member of the personnel of the Company for his benefit or that

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- laisser démarcher commercialement les Clients de la Société chez qui le Salarié aurait réalisé une mission ou prestation au cours des six mois précédents le jour de son départ effectif de la Société ;

- traiter avec un des Clients ou Prospects de la Société chez qui le Salarié serait intervenu dans le cadre de ses fonctions chez MSC.Software au cours des six mois précédents le jour de son départ effectif de la Société.

Article 10. - Clause de discrétion

Le Salarié s’engage :

- pendant la durée de son Contrat, à ne pas exercer, hors de sa fonction, d’autres activités quelles qu’elles soient, que ce soit à titre gracieux ou onéreux, sans accord préalable d’un représentant autorisé de la Société ;

- pendant la durée de son Contrat et au terme de ce Contrat, à n’utiliser, et à ne divulguer, aucun des documents ou informations confidentiels concernant les produits et/ou les services de la Société, dont il aurait pris connaissance pendant l’exercice de ses fonctions.

Le Salarié s’oblige à respecter le secret professionnel le plus absolu sur toutes les affaires dont il aurait à connaître dans l’exercice de ses fonctions tant au cours de l’exécution du présent contrat qu’après sa rupture.

Le salarié s’engage à restituer à la Société, à la date de rupture de son contrat de travail, tous les documents, matériels, copie de documents, logiciels et autres dont il aurait eu l’usage au cours de l’exécution de son contrat de travail.

Article 11. - Clause de non divulgation d’informations confidentielles et d’absence de conflit d’intérêt.

En complément de la clause 10, l’accord Salarié de non divulgation d’informations confidentielles et d’absence de conflit d’intérêt (annexe 2) est un élément contractuel constitutif à part entière de ce contrat de travail, liant le Salarié à l’Entreprise.

Article 12. - Droit applicable et compétence

of whoever;

- not to allow to do business with the Customers of the Company where the Employee would have completed a mission during six months previous the day of its effective departure of the Company;

- not to deal with one of the Customers or Prospective customers of the Company where the Employee would have completed a mission during six months previous the day of its effective departure of the Company.

Clause 10. - Confidentiality clause

The Employee undertakes:

- for the duration of his Contract, not to carry out, outside the scope of his duties, any similar activity, whether free of charge or for valuable consideration, without the prior consent of a qualified representative of the Company;

- for the duration of his Contract and until termination of this Contract, not to use or disclose any documents or confidential information relating to the products and/or services of the Company of which he may have become aware during the exercise of his duties.

The Employee agrees to keep strictly secret and confidential any and all such matters as he may be informed of in connection with the performance of his duties, throughout the term hereof, and after the termination hereof.

The Employee further agrees to return to the Company, on the date of termination of his employment contract, any and all such documents, equipment, copies of documents, software and other items as he may have used in connection with the performance of this employment contract.

Clause 11. - MSC.Software Employee Nondisclosure and Conflict-of-interest Agreement

Complementary to Clause 10, the MSC.Software Employee Nondisclosure and Conflict-of-interest Agreement is a contractual agreement linking the Employee to the Company, a copy of which is

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Le présent Contrat ainsi que les droits et obligations des parties seront régis et interprétés conformément au droit français ainsi qu’aux dispositions de la Convention Collective applicable et seront soumis à la compétence des juridictions françaises.

La version française du présent contrat prévaudra.

Article 13.- Obligations diverses

Le Salarié s’engage à informer la Société de toute modification qui interviendrait dans sa situation faisant l’objet d’une mention au présent contrat.

Fait à Les Ulis - Courtaboeuf, en deux exemplaires originaux, le 2008.

attached and signed by the Employee

Clause 12. - Applicable law and jurisdiction

This agreement shall in all respects be construed and operated in conformity with French law and to the provisions of the applicable Collective Bargaining Agreement and shall be subject to the jurisdiction of the French Courts.

The French version of this agreement shall prevail.

Clause 13. - Miscellaneous

The Employee agrees to notify the Company of any changes to his situation as mentioned herein.

Signed in Les Ulis - Courtaboeuf, in two original copies, on                     , 2008.

John A. MONGELLUZZO Pour la Société	M. Amir Mobayen* Le Salarié

* Faire précéder la signature de la mention manuscrite « Lu et approuvé, bon pour accord ».		John A. MONGELLUZZO MSC.Software SARL /s/ John A. Mongelluzzo	M. Amir Mobayen* The Employee /s/ M. Amir Mobayen

* Please handwrite the words “read and approved by” before your signature. Read and approved

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